Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Institutional Trust of our reports dated October 22, 2025, relating to the financial statements and financial highlights of Western Asset Select Tax Free Reserves, Western Asset Institutional Government Reserves, Western Asset Institutional U.S. Treasury Obligations Money Market Fund, Western Asset Institutional U.S. Treasury Reserves, Western Asset Institutional Liquid Reserves, Western Asset Premier Institutional Government Reserves, Western Asset Premier Institutional Liquid Reserves and Western Asset Premier Institutional U.S. Treasury Reserves, which appear in Legg Mason Partners Institutional Trust’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 22, 2025